UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California	92108
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

      On May 15, 2013, PFS Financial 1, LLC (the “Borrower”) and PFS Finance Holdings, LLC (the “Borrower Representative”), each indirect, wholly-owned subsidiaries of Encore Capital Group, Inc. (the “Company”), entered into a Tax Lien Loan and Security Agreement (the “Loan Agreement”) by and among Wells Fargo Bank, N.A. (the “Lender”), the Borrower (together with other borrowers from time to time, the “Borrowers”) and the Borrower Representative. Pursuant to the Loan Agreement, the Lender will make available to the Borrowers a $100,000,000 revolving line of credit facility (the “Facility”) to primarily be used by the Borrowers to finance the acquisition of tax lien certificates from municipalities in multiple states. The Facility matures on May 15, 2017 and bears interest at a per annum floating rate equal to LIBOR plus 3.25% (or plus 3.0% for loans based on assets in Texas if the Facility is extended to cover Texas tax lien collateralized notes). The assets acquired by the Borrowers with the Facility are pledged to the Lender as security for the loans made thereunder. The assets will be serviced by Propel Financial Services, LLC, another indirect, wholly-owned subsidiary of the Company, pursuant to a Servicing Agreement dated as of May 15, 2013.

      The Loan Agreement contains certain restrictions and covenants that limit, among other things, the payment of certain dividends, the occurrence of additional indebtedness and liens and the ability to own certain real estate related assets. The Loan Agreement also requires, among other things, the delivery of certain financial and reporting information, the delivery of collections received with respect to the assets and the maintaining of certain special purpose covenants. Amounts under the Loan Agreement may become due upon certain events of default, including, among other things, failure to deposit collections as required under the Loan Agreement, failure to comply with the Loan Agreement’s representations, warranties and covenants, certain bankruptcy actions or defaults on other indebtedness, a change in control of any Borrower, the Borrower Representative or the Company and a cross-default to the events of default under the senior credit facility of the Company. The default rate under the Loan Agreement is an additional 4% per annum over the otherwise applicable rate.

      In connection with the Facility, on May 15, 2013, the Borrower Representative entered into a Guaranty and Security Agreement providing the Lender with a security interest in substantially all of the assets of the Borrower Representative, including the membership interests in the Borrowers. In addition, on May 15, 2013, the Company entered into a Limited Guarantee of the Facility which guarantees up to 15% of the aggregate outstanding amount of the Facility, unless certain bad act triggers occur which can increase the guaranteed amount to equal 100% of the aggregate outstanding amount of the Facility.

      The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1†	Tax Lien Loan and Security Agreement, dated as of May 15, 2013, by and among PFS Financial 1, LLC, PFS Finance Holdings, LLC, the Borrowers from time to time party thereto and Wells Fargo Bank, N.A.

†	Confidential treatment has been requested for portions of this Exhibit. These portions have been omitted from this report and submitted separately to the Securities and Exchange Commission.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: May 20, 2013	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1†	Tax Lien Loan and Security Agreement, dated as of May 15, 2013, by and among PFS Financial 1, LLC, PFS Finance Holdings, LLC, the Borrowers from time to time party thereto and Wells Fargo Bank, N.A.

†	Confidential treatment has been requested for portions of this Exhibit. These portions have been omitted from this report and submitted separately to the Securities and Exchange Commission.